UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

REWARDS NETWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (312) 521-6767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 14, 2010, EGI Acquisition, L.L.C., a Delaware limited liability company (“Purchaser”) and a wholly-owned subsidiary of EGI Acquisition Parent, L.L.C., a Delaware limited liability company (“Parent”), announced the expiration of its offer to purchase (the “Offer”) all of the shares of common stock, $0.02 par value per share (the “Shares”), of Rewards Network Inc., a Delaware corporation (the “Company”), for $13.75 in cash per Share, without interest and less any applicable withholding taxes (such price per Share, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 8, 2010 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal. The Offer expired at 12:00 midnight, New York City time, on December 13, 2010. American Stock Transfer & Trust Company, LLC, the depositary for the Offer, advised the Purchaser that 6,887,894 Shares were validly tendered in the Offer, with an additional 113,105 Shares tendered by notice of guaranteed delivery. Parent has announced that all Shares that were validly tendered have been accepted for purchase and paid for by the Purchaser. Shares validly tendered in satisfaction of guaranteed delivery procedures will also be accepted for payment and promptly paid for.

The Offer was made pursuant to the Agreement and Plan of Merger, dated as of October 28, 2010 (the “Merger Agreement”), by and among the Company, Parent and the Purchaser. Under the terms of the Offer, tendering stockholders of the Company who used guaranteed delivery procedures had three trading days after the expiration date of the Offer to complete delivery of their Shares.

As a result of the purchase of Shares in the Offer and the 1,254,901 Shares previously owned by the Purchaser, the Purchaser and Parent had sufficient voting power to approve the merger (the “Merger”) without the affirmative vote of any other stockholder of the Company. Accordingly, the Purchaser and Parent have effected a short-form Merger in which the Purchaser merged with and into the Company, with the Company surviving the Merger and continuing as a wholly-owned subsidiary of Parent. In the Merger, each Share not previously purchased in the Offer, otherwise held by Purchaser or Parent, or held in the treasury of the Company was converted, subject to appraisal rights, into the right to receive a price per Share equal to the Offer Price. December 14, 2010 was the last day Shares will trade on The NASDAQ Stock Market, Inc. (“NASDAQ”).

The total cost to purchase all of the Shares validly tendered in the Offer was approximately $96,263,736.25, based on the Offer Price of $13.75 per Share and the 7,000,999 Shares validly tendered and accepted for purchase (including Shares tendered by notice of guaranteed delivery). The total cost to acquire all of the Shares pursuant to the Offer and the Merger was approximately $103,959,597.50. Parent and the Purchaser have funded the acquisition with a combination of debt financing and equity financing as described in the Offer to the Purchaser and certain cash on hand.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 28, 2010.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified NASDAQ on December 14, 2010 that each outstanding Share would be converted in the Merger into the right to receive the Offer Price, as set forth in Item 2.01 above, which is incorporated herein by reference, and requested that NASDAQ file a Form 25 with the Securities and Exchange Commission (the “SEC”) to strike the Shares from listing and registration thereon. On December 14, 2010, the Form 25 was filed by NASDAQ with the SEC. On the effective date of the Form 25, the Company will file with the SEC a Form 15 to deregister the Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

In the Merger, each Share not previously purchased in the Offer, otherwise held by Purchaser or Parent, or held in the treasury of the Company was converted, subject to appraisal rights, into the right to receive a price per Share equal to the Offer Price. At the effective time of the Merger, the Company’s stockholders immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their rights to receive the Offer Price) and accordingly no longer have any interest in the Company’s future earnings and growth.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the effective time of the Merger on December 14, 2010, the following directors resigned from the Company’s board of directors: Donald J. Liebentritt, Raymond A. Gross, F. Philip Handy, Marc C. Particelli and Michael J. Soenen.

As of the effective time of the Merger on December 14, 2010, the following individuals were appointed to the Company’s board of directors: Ellen C. Havdala and Tiara J. Nelson.

Item 8.01	Other Events.

On December 14, 2010, Parent issued a press release announcing the acceptance of Shares pursuant to the Offer and the consummation of the Merger. A copy of the press release is attached as Exhibit (a)(5)(D) to Amendment No. 6 to Parent’s combined Tender Offer Statement and Rule 13e-3 Transaction Statement filed under cover of Schedule TO by Parent on December 14, 2010 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

Parent has concluded that the acquisition of the Company described under Item 2.01 of this Form 8-K is not significant pursuant to Rule 11-01(b) of Regulation S-X and, as a result, financial statements are not required to be filed for the acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rewards Network Inc.

By:	/s/ Roya Behnia
Roya Behnia
Senior Vice President, General Counsel and Secretary

Dated: December 15, 2010

3